                                                                    EXHIBIT 4.06
                                       FORM OF
                                      GUARANTEE


    Each of Hart & Cooley, Inc., Mansfield Plumbing Products, Inc., DeVilbiss Air Power Company, SWC Industries, Inc. and Ex-Cell Manufacturing Company, Inc. (each, a "GUARANTOR") hereby, jointly and severally, unconditionally guarantees to each Holder of a 10 1/2% Senior Subordinated Discount Note Due 2007 (a "NOTE") of Falcon Building Products, Inc., a Delaware corporation (the "COMPANY") authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes and the Obligations of the Company hereunder and thereunder, that: (a) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal, premium, if any (to the extent permitted by law), interest on any interest, if any, and Liquidated Damages, if any, on the Notes, and all other payment Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason the Guarantors will be jointly and severally obligated to pay the same immediately.

    The obligations of each Guarantor to the Holders of Notes and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. THE TERMS OF
ARTICLE 11 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE. In the case of any discrepancy between this writing and Article 11 of the Indenture, Article 11 of the Indenture shall control.

    This is a continuing Subsidiary Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full, final and indefeasible payment of all of the Company's obligations under the Notes and the Indenture (subject to Section 11.04 of the Indenture) and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of Notes and, in the event of any transfer or assignment of rights by any Holder of Notes or the Trustee, the rights and privileges herein conferred upon the party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Subsidiary Guarantee of payment and not a guarantee of collection.

    For purposes hereof, each Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and the Indenture and (ii) the amount, if any, which would not have (A) rendered such Guarantor "insolvent" (as such term is defined in the United States Bankruptcy Code and in the Debtor and Creditor Law of the State of New
York) or (B) left such Guarantor with unreasonably small capital at the time its Subsidiary Guarantee of the Notes was entered into; PROVIDED that it will be a presumption in any lawsuit or other proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is the amount set forth in clause (ii) above. The Indenture provides that, in making any determination as to solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors, and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

    This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

    Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.


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

                                      SIGNATURES


Dated as of                  HART & COOLEY, INC.


                             By:
                                  --------------------------------
                                  Name:
                                  Title:


Dated as of                  MANSFIELD PLUMBING PRODUCTS, INC.


                             By:
                                  --------------------------------
                                  Name:
                                  Title:


Dated as of                  DEVILBISS AIR POWER COMPANY


                             By:
                                  --------------------------------
                                  Name:
                                  Title:


Dated as of                  SWC INDUSTRIES, INC.


                             By:
                                  --------------------------------
                                  Name:
                                  Title:


Dated as of                  EX-CELL MANUFACTURING COMPANY, INC.


                             By:
                                  --------------------------------
                                  Name:
                                  Title:


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